As filed with the Securities and Exchange Commission on July 27, 2012
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	36-2096643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40W267 Keslinger Road,
P. O. Box 393
LaFox. Illinois 60147-0393
(630) 208-2200
(Address of Principal Executive Offices, Including Zip Code)

Richardson Electronics, Ltd.
2011 Long-Term Incentive Plan
 (Full title of the plan)

Edward J. Richardson
Chairman, Chief Executive Officer and President
RICHARDSON ELECTRONICS, LTD
40W267 Keslinger Road,
P. O. Box 393
LaFox, Illinois 60147-0393
(630) 208-2200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☑
Non- accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.05 par value	750,000 shares	$12.235	$9,176,250	$1,051.60

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Stock as may become issuable pursuant to the adjustment provisions of the Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the Company’s Common Stock as reported by the NASDAQ Global Select Market on July 25, 2012.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the SEC, this Registration Statement omits the information specified in Part I of Form S-8.  The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act.  Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Richardson Electronics, Ltd. (the “Company”) with the SEC are incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2012.

2.
The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on October 18, 1984, as amended by the description contained in the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2004.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6.                      Indemnification of Directors and Officers

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

The Company’s certificate of incorporation provides that, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, the Company shall indemnify, advance payment of expenses on behalf of and purchase and maintain insurance against liability on behalf of all persons for whom it may take each such respective action pursuant to such Section. The certificate of incorporation also provides that no director will be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director to the full extent authorized or permitted by Delaware law. A director, however, will be liable to the extent provided by applicable law for:

1.	any breach of the director’s duty of loyalty to the Company or its stockholders;

2.	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3.	violations of Section 174 of the Delaware General Corporation Law; or

4.	any transaction from which the director derived an improper personal benefit.

Article VII of the Company’s by-laws contains additional provisions regarding indemnification.

The Company maintains a liability insurance policy for its directors and officers and for the Company providing coverage of claims in excess of certain minimum retained limits.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8.                      Exhibits

Exhibit No.	Description of Exhibit
3(a)
Restated Certificate of Incorporation of the Company (incorporated herein by reference to Appendix B to the Proxy Statement/Prospectus dated November 13, 1986, which is included in the Company's Registration Statement on Form S-4, SEC File No. 33-8696)

3(b)	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Report on Form 10-Q for the quarterly period ended December 3, 2011)
4(a)	Specimen form of Common Stock certificates of the Company (incorporated herein by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-1, SEC File No. 33-10834)
4(b)
Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex A to the Company’s Proxy Statement, as filed with the SEC on August 23, 2011, and incorporated herein by reference)

5.1	Opinion of Bryan Cave LLP.
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

Item 9.                      Undertakings

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in LaFox, State of Illinois on the 27th day of July, 2012.

RICHARDSON ELECTRONICS, LTD.

By:	/s/ Edward J. Richardson
Edward J. Richardson Chairman, Chief Executive Officer, and President

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints Edward J. Richardson and Kathleen S. Dvorak, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date
/s/ Edward J. Richardson Edward J. Richardson	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	July 27, 2012
/s/ Kathleen S. Dvorak Kathleen S. Dvorak	Chief Financial Officer (Principal Financial Officer)	July 27, 2012
/s/ Scott Hodes Scott Hodes	Director	July 27, 2012
/s/ Ad Ketelaars Ad Ketelaars	Director	July 27, 2012
/s/ Paul J. Plante Paul J. Plante	Director	July 27, 2012
/s/ Harold L. Purkey Harold L. Purkey	Director	July 27, 2012
/s/ Samuel Rubinovitz Samuel Rubinovitz	Director	July 27, 2012

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
3(a)
Restated Certificate of Incorporation of the Company (incorporated herein by reference to Appendix B to the Proxy Statement/Prospectus dated November 13, 1986, which is included in the Company's Registration Statement on Form S-4, SEC File No. 33-8696)

3(b)	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Report on Form 10-Q for the quarterly period ended December 3, 2011)
4(a)	Specimen form of Common Stock certificates of the Company (incorporated herein by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-1, SEC File No. 33-10834)
4(b)
Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex A to the Company’s Proxy Statement, as filed with the SEC on August 23, 2011, and incorporated herein by reference)

5.1	Opinion of Bryan Cave LLP
23.1	Consent of Ernst & Young, LLP
23.2	Consent of Bryan Cave LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page to this Registration Statement)